UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2006

Century Bancorp, Inc.
(Exact name of registrant as specified in Charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue
Medford, MA	02155
(Address of principal executive offices)	(Zip Code)

(781) 391-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 Century Bancorp, Inc. letter to Jacobs Asset Management, LLC dated May 12, 2006

Item 8.01      Other Events
On May 12, 2006, Century Bancorp, Inc. (the “Company”) issued a letter to Jacobs Asset Management, LLC (“Jacobs”) containing the Company’s response to a Schedule 13D filed with the Securities and Exchange Commission on February 15, 2006 by certain affiliates of Jacobs with respect to shares of Class A Common Stock of the Company beneficially owned by such affiliates, and a letter to the Board of Directors of the Company from JAM Partners, L.P. filed as an exhibit to such Schedule 13D. The letter to Jacobs is attached hereto as Exhibit 99.1.
This report contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. Persons reviewing this report are cautioned not to place undue reliance on any forward-looking statements. The Company disclaims any intent obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
Item 9.01      Financial Statements and Exhibits
(c)	Exhibits

99.1 Century Bancorp, Inc. letter to Jacobs Asset Management, LLC dated May 12, 2006.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
/s/ Paul V. Cusick, Jr.
Paul V. Cusick, Jr.
Vice President and Treasurer

Dated: May 12, 2006